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                                                                   EXHIBIT 10(L)

                   1984 ELECTRONIC DATA SYSTEMS CORPORATION
                             STOCK INCENTIVE PLAN


1. PURPOSE OF PLAN. The purpose of the Plan is to provide corporate officers and key employees of Electronic Data Systems Corporation ("EDS") and its subsidiaries (EDS and such subsidiaries being referred to hereinafter collectively as the "Company") with a strong incentive for individual creativity and contribution to ensure the future growth of the Company.
     The Plan is not designed to benefit persons who may be satisfied solely with past accomplishments but, rather, is designed to reward those who are deeply committed to a career with the Company and whose ability and diligence permit such persons to make important contributions to the success of the Company by enabling such persons to acquire shares of Class E Common Stock, $0.10 par value ("Class E Stock"), of General Motors Corporation ("GM"), in the manner contemplated by the Plan. This Plan covers the sale of shares subject to restrictions ("Restricted Stock"), the grant of rights, subject to restrictions ("Restricted Stock Units"), to acquire shares which may or may not be subject to restrictions ("Unit Stock"), the award of bonus shares which may or may not be subject to restrictions ("Bonus Stock") and the grant of options (including options intended to qualify as incentive stock options ("Incentive Options") under
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), to acquire shares which may or may not be subject to restrictions ("Option Stock").

2. ADMINISTRATION OF PLAN. This Plan shall be administered and interpreted by the EDS Executive Compensation Committee (the "Committee"). The Committee shall be appointed by the Executive Compensation Committee (the "Executive Compensation Committee") of the Board of Directors of GM (the "Board of Directors") and shall consist of not less than three persons (at least two of whom shall be members of the board of directors of EDS). No member of the Committee shall be eligible, and shall not have been eligible at any time within one year prior to his appointment to the Committee, for selection as a person to whom stock may be sold or awarded or to whom either rights to acquire shares or stock options may be granted pursuant to the Plan. Subject to Section 3, the Committee shall have full authority, in its discretion, to determine those corporate officers and key employees who shall participate in the Plan and the number of shares to be sold or awarded to each participant and the number of shares to be covered by either rights to acquire shares or options granted to each participant (it being understood that more than one sale, award or grant or any combination thereof may relate to the same participant). Recommendations for individual awards shall be made to the Committee by the President of EDS. The Committee may adopt such rules and regulations for the administration of the Plan as it deems advisable and shall have full authority, in its discretion, to amend such rules and regulations. The Committee may act by a meeting in person or take action by unanimous written consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the

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     meeting can hear each other. The Committee may request advice or assistance or employ such persons as it deems necessary for proper administration of the Plan. Any determination made by the Committee shall be conclusive except that, to the extent required by law or by the Certificate of Incorporation or By-Laws of GM, the terms of any sale or award of shares or any grant of either rights to acquire shares or options under the Plan and the sufficiency of the consideration therefor shall be subject to ratification by the Board of Directors or its Executive Compensation Committee prior to such sale, award or grant.

3. ELIGIBLE PARTICIPANTS. Key employees, including officers and directors, of the Company shall be eligible to participate under the Plan. However: (i) no member of the board of directors shall be eligible to participate under the Plan unless he is also a full time employee of the Company; (ii) no member of the Committee shall be eligible to participate under the Plan;
     (iii) no person shall be eligible to participate under the Plan if he owns, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of GM; and (iv) not more than 32,000,000 shares may be sold, awarded or covered by rights or options granted under this Plan with respect to any one participant.

4. SHARES SUBJECT TO PLAN. An aggregate of 160,000,000 shares of Class E Stock shall be subject to this Plan. In the discretion of the Board of Directors or its delegate, such shares may be: (i) treasury shares, including shares acquired by GM or EDS in open market transactions; or (ii) authorized but unissued shares. In the event that such shares are reacquired or newly issued by GM, and except as otherwise authorized by the Board of Directors or the Committee, GM shall have the right to require the Company to reimburse GM for such shares in an amount determined by GM, which amount shall include any brokerage fees and commissions paid by GM for such shares, less any amounts directly paid to GM by the employees to whom such shares are issued. If any change is made in the number, class or rights of shares subject to the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe or other change in capital structure), appropriate adjustments shall be made as to the maximum number of shares subject to the Plan and the number of shares and price per share subject to any outstanding award or grant as shall be equitable, as determined by the Committee, to prevent dilution or enlargement of such rights; provided, however, that the issuance by GM of up to 480,000,000 shares of the Class E Stock, either pursuant to or outside the ambit of the Plan, shall not require an adjustment pursuant to this Section. The Committee in its sole discretion may provide in any agreement with a participant relating to the sale, award or grant of Restricted Stock ("Restricted Stock Agreement"), Restricted Stock Units ("Unit Stock Agreement"), Bonus Stock ("Bonus Stock Agreement"), or Option Stock ("Option Stock Agreement") or otherwise for adjustments to be made with respect to shares sold or awarded hereunder. If prior to the termination of the Plan, shares of Restricted Stock, Unit Stock, Bonus Stock or Option Stock issued pursuant hereto shall have been repurchased by or redelivered to GM or EDS (as designated by the Committee) in connection with the restrictions imposed on such shares pursuant to this Plan, such repurchased or redelivered shares shall again become

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     available for sale, award or grant under the Plan. To the extent any
     Restricted Stock Units terminate in connection with the restrictions imposed on such Units (other than pursuant to the delivery of shares in respect thereof) or any options granted hereunder terminate or expire unexercised in whole or in part, the shares then so covered shall again become available for sale, award or grant under the Plan.

5. PRICE. Subject to the provisions of Sections 2, 6, 7, 8 and 9 of the Plan and to the requirements of applicable law, the Committee shall determine the price at which shares of Restricted Stock and Unit Stock shall be sold to participants hereunder and the price at which any options granted to purchase shares of Option Stock hereunder shall become exercisable. All shares purchased upon exercise of any option shall be paid for in full at the time of exercise and such payment may be made in whole or in part by delivery of shares of Class E Stock already owned by the participant with such shares being valued for these purposes at 100% of the Fair Market Value (as defined in Section 21) thereof on the date of the exercise.

6. RESTRICTED STOCK. Shares of Restricted Stock may be sold pursuant to this Plan at a nominal price which is consistent with the requirements of applicable state law and which does not exceed 10% of the Fair Market Value of the shares at the time of grant. All shares of Restricted Stock sold pursuant to this Plan (including any shares received by the holders thereof as a result of any adjustment pursuant to Section 4) shall be subject to the following restrictions:

     A. Shares of Unvested Stock (as defined in Section 21) may not be sold, assigned, transferred or otherwise alienated or hypothecated.

     B. Except as otherwise provided in the related Restricted Stock Agreement, in the event of termination of employment with the Company by a participant within such period or periods after shares are sold to him hereunder as is established by the Committee in the related Restricted Stock Agreement, if such termination is for any reason other than death, transfer of an employee from employment with EDS or a subsidiary corporation to employment with GM or a subsidiary of GM or EDS, Total Disability (as defined in Section 21), Normal Retirement (as defined in Section 21) or Early Retirement (as defined in Section
          21), GM or EDS (as designated by the Committee) shall have the option to buy for cash all or any part of the shares of Unvested Stock sold to such participant at the cash price per share paid by him. Such option shall extend for 60 days following written tender by the participant of the Unvested Stock to the Secretary of GM or the Secretary of EDS as required in the related Restricted Stock Agreement and such purchase shall be as of the date of such termination of employment (which shall be the date on which the participant is deemed to have ceased to own the shares). A participant's failure to make the above tender shall not limit in any manner the rights of GM or EDS to repurchase shares of Unvested Stock hereunder and in such event the Secretary of
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          GM or the Secretary of EDS may give notice to such
          participant that his tender shall be deemed to have been made on the date of termination of employment. In the event of any conflict between the rights of GM and EDS under this paragraph, the rights of GM shall take precedence.

     C. Except as otherwise provided in the related Restricted Stock Agreement, in the event a participant who has purchased shares hereunder ceases to be employed by the Company as the result of death, Total Disability, Normal Retirement or Early Retirement, then: (i) GM or EDS (as designated by the Committee) may repurchase that portion of the shares of Unvested Stock sold to such participant, at such price and on such terms and conditions, as the Committee shall determine at such time in its sole discretion; and (ii) the other restrictions imposed and still existing upon any or all of the shares of Unvested Stock sold to such participant shall lapse or shall be removed in accordance with a specified formula, all as shall be determined at such time in the sole discretion of the Committee.

     D. In the event of the failure of any condition to the vesting of shares of Restricted Stock, all such shares of Unvested Stock shall be repurchased by GM or EDS (as designated by the Committee) within 60 days after the occurrence of the failure of such condition as shall be established by the Committee in the Restricted Stock Agreement at the cash price per share paid by such participant.

     E. The Committee may provide in the related Restricted Stock Agreement for: (i) any other restrictions on any shares of Restricted Stock sold pursuant to this Plan as it may deem advisable, including, without limitation, restrictions based on market appreciation of Class E Stock, increases in the revenues, sales, net worth or net earnings of EDS or any subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company, except that the restrictions contained in Section 10 shall be imposed on all shares of Restricted Stock; and (ii) such further restrictions as may be advisable to comply with law, including the requirements of the Securities Act of 1933, as amended (the "Securities Act"), any stock exchange upon which such share or shares of the same class are then listed and under any state securities or other laws applicable to such shares.

     F. The Committee shall determine the exercise period within which a right to acquire shares of Restricted Stock pursuant to this Plan must be exercised; provided, however, that such exercise period shall in no event exceed 60 days after the date of the grant of such right and the participant may not sell, assign, transfer or otherwise alienate or hypothecate such right during such 60-day period other than, subject to the other provisions of this Plan, by will or the laws of descent and distribution and such right shall be exercisable during the participant's lifetime only by him or his guardian or legal representative.

                                       4
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7.   RESTRICTED STOCK UNITS.  Subject to the requirements of applicable law, the
     Committee in its sole discretion may grant Restricted Stock Units without cash consideration. Restricted Stock Units and the shares covered by such Units (including any shares credited thereto as a result of any adjustment pursuant to Section 4) shall be subject to the following conditions:


     A. Restricted Stock Units and any Unvested Stock received in respect of such Units may not be sold, assigned, transferred or otherwise alienated or hypothecated.

     B. As specified in the applicable Restricted Stock Unit Agreement, Restricted Stock Units shall be subject to restrictions similar to those imposed on Restricted Stock, subject to adjustment, if applicable, to reflect the lack of cash consideration paid for such Units.

     C. Each Restricted Stock Unit shall entitle the holder thereof to receive the shares covered by such Unit (including any shares credited thereto as a result of any adjustment pursuant to Section 4) at such time, in such amounts and subject to such conditions as specified in the applicable Restricted Stock Unit Agreement. Such conditions may, in the sole discretion of the Committee, include the payment of cash consideration in an amount not to exceed the nominal purchase price applicable to Restricted Stock determined at the time of grant of such Units. Upon the issuance of certificates representing such shares, a corresponding portion of the Restricted Stock Unit shall be cancelled.

     D. All shares of Unit Stock received in respect of Restricted Stock Units (including all shares credited thereto as a result of any adjustment pursuant to Section 4) shall be free of any restrictions (other than those advisable to comply with applicable law) or shall be subject to restrictions similar to those referred to in Section 6 (including specifically Section 6E) with respect to shares of Restricted Stock as the Committee shall establish in the related Restricted Stock Unit Agreement, except that the restrictions contained in Section 10 shall be imposed on all shares received in respect of any Restricted Stock Unit.

     E. Upon each Class E Stock dividend payment date, each holder of a Restricted Stock Unit shall be entitled to receive from GM in respect of the shares then covered by such Unit, which also were so covered on the record date for such dividend (including any such shares credited thereto as a result of any adjustment pursuant to Section 4), an amount in cash equal to the amount of any cash dividend which otherwise would have been paid to such holder in respect of such shares if such shares had been registered in the holder's name on the corresponding record date.

                                       5
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     F.   No holder of a Restricted Stock Unit shall be deemed to be a holder of any shares covered by such Unit until the issuance of certificates representing such shares. Except as provided in Sections 4 and 7E, no adjustment shall be made for any dividends or distributions or other rights for which the record date is prior to the date of issuance of such stock certificates.

8. BONUS STOCK. Subject to the requirements of applicable law, the Committee in its sole discretion may award shares of Bonus Stock to participants hereunder without cash consideration and may determine in the related Bonus Stock Agreement whether shares of Bonus Stock awarded pursuant to the Plan (including any shares received by the holders hereof as a result of any adjustment pursuant to Section 4) shall be free of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions similar to those referred to in Section 6 (including specifically Section 6E) with respect to shares of Restricted Stock. In the event that any restrictions (other than those contained in Section 10 which shall be imposed on all shares of Bonus Stock) are imposed on shares of Bonus Stock awarded pursuant to the Plan, then such shares shall be subject to at least the following restrictions:

     A. Shares of Unvested Stock may not be sold, assigned, transferred or otherwise alienated or hypothecated.

     B. In the event of the failure of any condition to the vesting of shares of Bonus Stock, all such shares of Unvested Stock shall be delivered to GM or EDS (as designated by the Committee) within 60 days after the occurrence of the failure of such condition as is established by the Committee without any payment from GM or EDS.

9. STOCK OPTIONS. Subject to the provisions of Sections 2 and 3 of the Plan, all options granted pursuant to the Plan shall have such terms and conditions as the Committee in its sole discretion shall determine, including the period during which they may be exercised in whole or in part and the conditions under which they may be terminated and such other provisions as may be advisable to comply with law or the rules of any stock exchange, but the exercise price shall not be less than 100% of the Fair Market Value of the underlying shares of stock on the date the option is granted. Each option shall have the following additional conditions:

     A. The options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him and, except as otherwise determined by the Committee, shall only be exercisable prior to termination of employment with the Company.

     B. Participants shall have no right to receive any fractional shares upon the exercise of options granted under the Plan.

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     C.   No optionee shall be deemed to be a holder of any shares of Class E
          Stock until the issuance of certificates after the exercise of an option. No adjustment shall be made for any dividends or distributions or other rights for which the record date is prior to the date such stock certificates are so issued except as provided in
          Section 9D below.

     D. The number of shares subject to an option and the price per share shall be appropriately adjusted pursuant to Section 4.

     E. All shares of Option Stock (and all shares received thereon as the result of any adjustment pursuant to Section 4) shall be free of any restrictions (other than those advisable to comply with applicable law) or shall be subject to restrictions similar to those referred to in Section 6 (including specifically Section 6E) with respect to shares of Restricted Stock as the Committee shall establish in the related Option Stock Agreement, except that the restriction contained in Section 10 shall be imposed on all shares of Option Stock.

     F. An Incentive Option shall lapse and the participant's rights with respect to such Incentive Option shall terminate not later than ten years from the date such Incentive Option is granted.


10. COMPETITION BY PARTICIPANT. In the event a participant, within such period of time and such geographic limitation as shall be specified in the related Restricted Stock Agreement, Restricted Stock Unit Agreement, Bonus Stock Agreement or Option Stock Agreement, directly or indirectly, individually or as an employee, partner, officer, director or stockholder or in any other capacity whatsoever of any person, firm, partnership or corporation:
     (i) participates in any activity as or for a competitor of the Company, which is the same or similar to the activities in which Employee was involved at the Company at the time of Employee's termination from the Company during the prior 12-month period; (ii) hires, attempts to hire or assists any other person or entity in hiring or attempting to hire any employee of the Company, or any person who was an employee of the Company within the prior 6-month period; (iii) solicits, in competition with the Company, the business of any customer of the Company or any person or entity whose business the Company solicited during the 6-month period prior to termination; or (iv) participates in any activity for any customer of the Company or any person or entity that the Company solicited to become a customer during the 6-month period prior to Employee's termination, which is the same as or similar to those activities in which Employee was involved at the time of termination; the following provisions shall apply with respect to any shares of Restricted Stock, Unit Stock, Bonus Stock and Option Stock received and Restricted Stock Units and options granted under this Plan as of the date of the first occurrence prohibited under this provision:

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     A.   Such participant:  (i) shall immediately sell and deliver to GM or EDS
          (as designated by the Committee), upon demand, all shares of Restricted Stock, Unit Stock, Bonus Stock or Option Stock sold or awarded to the participant under the Plan as to which the participant is still the direct or indirect beneficial owner at the cash price per share, if any, paid by the participant; and (ii) shall pay to GM or EDS (as designated by the Committee) an amount in cash with respect to each share of Restricted Stock, Unit Stock, Bonus Stock and Option Stock not still so held equal to the Fair Market Value (as defined in Section 21) of each such share on the first date on which such share is no longer held less the price paid by him for such share.

     B. Any option outstanding under the Plan shall automatically terminate and shall no longer be exercisable and all Restricted Stock Units then held shall automatically terminate.

     C. The provisions of this Section shall not limit or restrict in any manner any rights or remedies which EDS, the Company or GM and its subsidiaries may have under any separate employment agreement with a participant or otherwise with respect to competition by a participant.

     If any provision of this Section 10 or any similar provision contained in a Restricted Stock Agreement, Restricted Stock Unit Agreement, Bonus Stock Agreement or Option Stock Agreement should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, aspects of business or customers covered or otherwise, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, aspects of business or customers covered or otherwise set forth shall be changed to be the maximum period of time, the largest territory, the most aspects of business and customers covered and/or the broadest other limitations, as the case may be, which would be found reasonable and enforceable by such court and similarly, if any remedy is so found to be unenforceable in whole or in part, or to any extent, such provision shall remain in effect only to the extent the remedies would be enforceable by such court.

11. RELATED AGREEMENTS. In order to enforce the restrictions imposed upon shares issued and rights and options granted hereunder and to comply with Federal and state securities laws and the Code, EDS shall enter into a Restricted Stock Agreement, Restricted Stock Unit Agreement, Bonus Stock Agreement or Option Stock Agreement with each participant containing such terms and conditions, including additional restrictions of the type described in Section 6E above, as the Committee shall determine, and the Committee may require that the certificates representing shares of Unvested Stock shall remain in the physical custody of EDS or GM (as designated by the Committee) or an escrow holder. The Committee shall have full authority upon the consent of a participant to amend the terms and provisions of any such agreement relating to the participant or the terms of any rights or options relating to the participant which are outstanding under the Plan.

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12.  NO EFFECT ON EMPLOYMENT.  Nothing herein contained, including the sale or award of any shares and the grant of any rights or options, shall affect the rights of the Company to terminate any participant's employment at any time for any reason.

13. EXEMPTION FROM PENSION COMPUTATION. By acceptance of shares sold or awarded or rights or options granted under this Plan, each participant shall be deemed to agree that it is special incentive compensation and that it will not be taken into account as "wages" or "salary" in pension, retirement or other employee benefit plans or arrangements of the Company, except as otherwise determined by the Company. In addition, each beneficiary of a deceased participant shall be deemed to agree that such sale, award or grant will not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company.

14. LEGEND. In order to enforce the restrictions imposed upon shares sold or awarded hereunder (other than those contained in Section 10), the Committee may cause a legend or legends to be placed on any certificates representing shares sold or awarded pursuant to this Plan, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

15. AMENDMENTS. The Plan may be amended at any time by the Board of Directors or the Committee, provided that, without the approval of the stockholders of GM entitled to vote thereon, no such amendment shall become effective if it would: (i) increase the number of shares of Class E Stock which may be sold or awarded under the Plan; or (ii) modify the requirements as to eligibility for participation in the Plan.

16. TERMINATION. Unless earlier terminated by the Board of Directors or the Committee, the Plan shall terminate on October 17, 2004. No shares shall be sold or issued (except to the extent issued in connection with rights or options previously granted hereunder) or rights or options granted hereunder after such date. The termination of the Plan, however, shall not affect any restrictions previously imposed on shares issued pursuant to the Plan or alter the rights of participants with respect to rights or options granted or shares issued (including Unvested Stock) pursuant to the Plan.

17. RIGHTS OF PARTICIPANTS AS STOCKHOLDERS. Each participant acquiring shares of Restricted Stock, Unit Stock, Bonus Stock or Option Stock hereunder shall, upon the issuance of certificates with respect to such shares, be the owner of such shares as provided herein and in the related Restricted Stock Agreement, Restricted Stock Unit Agreement, Bonus Stock Agreement or Option Stock Agreement and, except as otherwise provided herein or in any such related Agreement, shall be entitled to full voting, dividend and distribution rights like any other holder of Class E Stock as long as such participant remains the owner thereof as provided.

18. GOVERNING LAW. The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

19. VALIDITY AND LEGALITY. If any provision of the Plan should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion shall remain in full force and effect as if the Plan had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

20. EFFECTIVE DATE. The Plan shall be deemed effective upon its approval by the Board of Directors; provided, however, that no stock, rights or options may be sold, awarded or granted under the Plan until a Registration Statement under the Securities Act covering the shares to be issued under the Plan has become effective.

21. DEFINITIONS. For purpose of the Plan, the following additional definitions shall be applicable:

     "Early Retirement" and "Normal Retirement" shall mean the discontinuance of employment of a participant in accordance with the early and normal retirement provisions, respectively, of the Electronic Data Systems Corporation Retirement Plan, as amended. In the event that at any time EDS does not have a proposed or effective retirement plan, such terms shall be defined by regulation of the Committee.

     "Fair Market Value" of a share of Class E Stock shall be the mean between the high and low sale prices for Class E Stock as reported in The Wall Street Journal on the date of the occurrence of the event requiring the determination of the Fair Market Value of such share of Class E Stock or on the date immediately prior thereto on which such prices for Class E Stock are so reported or, if not so reported, as reported in another newspaper of national circulation selected by the Committee or, in case no such sales take place on such date, the mean of the closing bid and asked prices (regular way) on the New York Stock Exchange Composite Tape on such date or, if the Class E Stock is not then listed or admitted to trading on the New York Stock Exchange, the mean between the high and low sale prices on such date or, in case no sales take place on such date, the mean of the closing bid and asked prices (regular way) on the largest principal national securities exchange on which such stock is then listed or admitted to trading, or if not listed or admitted to trading on any principal national securities exchange, then the last reported sale price for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if such sale price shall not be reported thereon, the mean of the closing bid and asked prices as reported thereon, or if such prices shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or, in all other cases, the mean of two appraisals of fair market value, each of which shall be furnished by a New York Stock Exchange member firm selected by the Committee for that purpose.

     "Total Disability" shall mean that a participant is determined to be, in the sole discretion of the Committee, disabled, due to sickness or injury from a cause other than an excluded cause specified below, and such disability is likely to be continuous and permanent, such that the participant is, in the opinion of the Committee, completely unable to perform any and every duty pertaining to his occupation with the Company and unable to engage in any reasonable occupation with the Company or any other employer, where "reasonable occupation" shall mean any occupation which other individuals who have an educational and employment background similar to that of the participant, and are in good health, are actually engaged in as their principal means of financial support. Any opinion of the Committee rendered in accordance herewith shall be final and conclusive and shall not be subject to review by anyone. A participant will not be considered to have suffered a Total Disability if, in the opinion of the Committee considering all of the circumstances, the disability is a result of: (i) excessive and habitual use by the participant of drugs, intoxicants or narcotics; (ii) injury or disease sustained by the participant which was diagnosed or discovered subsequent to the date his employment was terminated; or (iii) injury or sickness sustained by the participant as a result of reckless or wanton disregard of his own health or safety, or self-inflicted injuries. The Committee may require proof in such form as it may decide, including, in all cases where practicable, the certificate of a duly licensed physician, satisfactory to the Committee, that the participant has become disabled as provided herein.

     "Unvested Stock" shall mean all the shares of Restricted Stock, Unit Stock, Bonus Stock and Option Stock other than Vested Stock.

     "Vested Stock" shall mean all shares of Restricted Stock, Unit Stock, Bonus Stock and Option Stock which at the time in question have vested in accordance with the vesting provisions contained in the Plan and any related Restricted Stock, Restricted Stock Unit, Bonus Stock or Option Stock Agreement.

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